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Exhibit 23.01

                               CONSENT OF KPMG LLP

The Board of Directors
Glenborough Realty Trust Incorporated

We consent to the incorporation by reference in the registration statements on Form S-3 (Nos. 333-28601, 333-34329, 333-40959, 333-49845, 001-14162, 333-61319,
333-08806, 333-67839, 333-70463 and 333-78579) and the registration statements on Form S-8 (Nos. 333-27677, 333-79401 and 333-80461) of Glenborough Realty
Trust Incorporated of our report dated January 31, 2003 relating to the consolidated balance sheets of Glenborough Realty Trust Incorporated and subsidiaries as of December 31, 2002 and 2001, and the related consolidated statements of income, stockholders' equity, and cash flows for each of the years in the three-year period ended December 31, 2002, and the related financial statement schedules, which report appears in the December 31, 2002 annual report on Form 10-K of Glenborough Realty Trust Incorporated.

                                                   /s/ KPMG LLP
                                                   -------------
                                                   KPMG LLP

San Francisco, California
March 28, 2003